Exhibit 5.1

140 Scott Drive

Menlo Park, California 94025

Tel: +1.650.328.4600 Fax: +1.650.463.2600

www.lw.com

FIRM / AFFILIATE OFFICES

Abu Dhabi             Moscow

Barcelona              Munich

Beijing                   New Jersey

Boston                   New York

Brussels                 Orange County

Chicago                 Paris

Doha                      Riyadh

Dubai                     Rome

Frankfurt               San Diego

Hamburg               San Francisco

Hong Kong           Shanghai

Houston                Silicon Valley

London                 Singapore

Los Angeles         Tokyo

Madrid                 Washington, D.C.

Milan

May 24, 2012

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, CA 94025

Re: Corcept Therapeutics Incorporated

Ladies and Gentlemen:

We have acted as special counsel to Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of up to 4,202,443 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issuable upon exercise of warrants (the “Warrants”) held by the selling stockholders pursuant to a Warrant Purchase Agreement dated as of March 25, 2012 by and among the Company and the purchasers named therein (the “Purchase Agreement”). The Warrant Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2012 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Warrant Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Warrant Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Purchase Agreement, Registration Statement and Warrants, the issue and

May 24, 2012

sale of the Warrant Shares will have been duly authorized by all necessary corporate action of the Company, and the Warrant Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We bring your attention to the fact that Latham & Watkins LLP and certain of the attorneys of Latham & Watkins LLP rendering services in connection with the offering own certain securities of the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP